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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2002

INTERNATIONAL RECTIFIER CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-7935 (Commission File Number)	95-1528961 (IRS Employer Identification No.)

233 KANSAS STREET, EL SEGUNDO, CALIFORNIA 90245
(Address of principal executive offices)

(310) 726-8000
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events

        International Rectifier Corporation filed suit against IXYS Corporation on November 5, 2002 in Federal District Court in Los Angeles, California charging infringement of International Rectifier's U.S. Patent 6,476,481 for a high current semiconductor package. The suit seeks relief that is customary in patent cases. This lawsuit is one of a series of pending patent lawsuits that the companies have filed against each other concerning semiconductor technology.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: November 14, 2002	By:	/s/ DONALD R. DANCER
		Name:	Donald R. Dancer
		Title:	Secretary and General Counsel

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Item 5. Other Events
SIGNATURES